Exhibit 10.6

REVOLVING LINE OF CREDIT AGREEMENT

by and between

ZIONS FIRST NATIONAL BANK,
a national banking association,

as Lender,

and

FRANKLIN COVEY CO.,
a Utah corporation,

as Borrower

Dated as of March 14, 2007

REVOLVING LINE OF CREDIT AGREEMENT

THIS REVOLVING LINE OF CREDIT AGREEMENT is made as of March 14, 2007, by and between FRANKLIN COVEY CO., a Utah corporation (“Borrower”), whose address is 2200 West Parkway Blvd., Salt Lake City, Utah 84119, and ZIONS FIRST NATIONAL BANK, a national banking association (“Lender”), whose mailing address is 10 East South Temple, Suite 200, Salt Lake City, Utah 84133.

RECITALS:

A. Borrower has applied to Lender for a revolving line of credit loan to finance Borrower’s general corporate purposes, including Borrower’s working capital needs, the redemption of Borrower’s common or preferred stock, or other Borrower purposes, and for other uses approved by Lender, upon the terms and subject to the conditions set forth herein.

B. Based on the foregoing and upon the terms and subject to the conditions set forth herein, Lender is willing to extend the requested revolving line of credit loan to Borrower.

NOW, THEREFORE, in consideration of the covenants and conditions herein contained, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1  Definitions. As used herein, the following terms shall have the meanings set forth below:

“Account Control Agreement” means that certain Account Control Agreement of even date herewith by and among Borrower, Guarantor, Collateral Agent and Chase.

“Advance” means a disbursement of Loan proceeds.

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. The term “Affiliate” does not include the officers, directors, or employees of a Person, if the Person is a corporation, and does not include the employees or managers of a Person, if the Person is a limited liability company or limited partnership.

“Agreement” means this Revolving Line of Credit Agreement, as the same may be amended and supplemented from time to time.

“Authorized Representative” means, for any Person, the person or persons designated by that Person to take any and all actions on the part of that Person under any of the Loan Documents or in connection with the Loan.

“Average Quarterly Outstanding Balance” means the aggregate sum of the outstanding and unpaid balance of the Loan for each day during a calendar quarter (or portion thereof) with respect to which the Unused Commitment Fee is being computed, divided by the number of days in that calendar quarter (or portion thereof).

“Borrower” has the meaning set forth in the introductory paragraph of this Agreement, together with its successors and permitted assigns.

“Borrower Operating Documents” means the Articles of Incorporation of Borrower, as filed with the predecessor filing office to the Utah Department of Commerce, Division of Corporations and Commercial Code on December 2, 1983, and the Amended and Restated Bylaws of Borrower, dated effective as of January 11, 2002, and all modifications and amendments to those documents, pursuant to which Borrower has been formed and exists.

“Business Day” means a day other than a Saturday, Sunday or any other day on which Lender’s branch located at 80 West Broadway, Salt Lake City, Utah is authorized or obligated to close.

“Capital Expenditures” means expenditures for fixed or capital assets as determined in accordance with GAAP.

“Change of Control” (a) means the closing of a sale or other disposition of all or substantially all of Borrower’s or Guarantor’s assets; (b) shall be deemed to have occurred at such time as a “person” or “group” (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined in Rule 13d3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of more than fifty percent (50%) of the total voting power of all classes of stock then outstanding of Borrower entitled to vote in the election of directors; or (c) Borrower’s or Guarantor’s merger into or consolidation with any other entity, or any other reorganization or transfer, directly or indirectly, of the ownership interests in Borrower or Guarantor, in which the holders of the outstanding ownership interests in Borrower or Guarantor immediately prior to such transaction receive or retain, in connection with such transaction on account of their ownership interests, ownership interests representing less than fifty percent (50%) of the voting power of the entity surviving such transaction; provided, however, that a Change of Control shall not include a merger effected exclusively for the purpose of changing the domicile of Borrower or Guarantor or a merger of a Guarantor into Borrower or another Guarantor.

“Chase” means JPMorgan Chase Bank, N.A.

“Chase Loan” means that certain revolving line of credit in the maximum principal amount of up to EIGHTEEN MILLION AND NO/100 DOLLARS ($18,000,000.00).

“Chase Loan Documents” means any agreements, documents, instruments or guaranties, now or hereafter governing, evidencing, guarantying or securing the obligations of Borrower with respect to the Chase Loan, as such agreements, documents, instruments and guaranties may be amended, modified, extended, renewed, or supplemented from time to time.

“Closing Date” means the date upon which Borrower, Guarantor and Lender have executed and delivered each of the Loan Documents and each of the conditions precedent and other requirements in Article 4 have been satisfied or waived, as determined by Lender in its sole and absolute discretion.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute promulgated in replacement thereof, together with all temporary, final and other Treasury Regulations promulgated under the Code.

“Collateral” means all of Borrower’s and Guarantor’s assets and proceeds thereof, including, without limitation, the personal property subject to the Security Agreement, including proceeds, products, interest on and investments thereof from time to time, and all other property, interests in property, and rights to property securing any or all of Borrower’s and Guarantor’s payment and other obligations under the Loan Documents from time to time.

“Collateral Agent” means JPMORGAN CHASE BANK, N.A., a national banking association, not in its individual capacity, but solely as collateral agent for Lender and Chase.

“Consolidated Entities” means Borrower and any Subsidiaries thereof, including, without limitation, Guarantor.

“Covenant Compliance Certificate” means a Covenant Compliance Certificate in form and substance satisfactory to Lender, which shall be in substantially the form attached hereto as Exhibit A from Borrower to Lender certifying compliance with the financial covenants set forth in Section 6.8 of this Agreement, together with such other supporting documents and information as Lender may require from time to time in accordance herewith.

“Default Interest Rate” means a rate of interest equal to the lesser of (a) the aggregate of THREE PERCENT (3%) per annum plus the Interest Rate, or (b) the highest rate legally permissible under applicable Requirements of Law. The Default Interest Rate shall change from time to time as and when the Interest Rate changes.

“Early Termination Fee” means, as of the date of any early termination of the Loan by Borrower pursuant to Section 2.6(c), an amount equal to the sum of (a) the Unused Commitment Fee for the portion of the calendar quarter that has passed as of such date and (b) using a discount rate of seven percent (7%), the net present value of the aggregate amount of future Unused Commitment Fees which would have been due (assuming an Average Quarterly Outstanding Balance of $0.00) for each calendar quarter (or portion thereof) remaining in the term of the Loan after the date Borrower terminates the Loan.

“EBITDAR” shall have the meaning given in Section 6.8(a).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

“ERISA Affiliate” means any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with Borrower or Guarantor, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA, or a member of the same affiliated service group within the meaning of section 414(m) of the Code.

“Event of Default” means the occurrence of any of the events listed in Section 7.1 and the expiration of any applicable notice and cure period provided in said section.

“Financing Statement” means one or more UCC financing statements and/or addenda thereto, to be prepared by Collateral Agent, naming Borrower and/or Guarantor, as applicable, as debtor, in favor of Collateral Agent, as secured party, and perfecting Collateral Agent’s security interest in the Collateral now owned or hereafter acquired by Borrower and Guarantor, in form and substance satisfactory to Collateral Agent, to be filed with the Utah Department of Commerce, Division of Corporations and Commercial Code and in such other offices for recording or filing such statements in such jurisdictions as Collateral Agent shall desire to perfect Collateral Agent’s liens and security interest or reflect such interest in appropriate public records.

“Franklin Covey Mexico” means FRANKLIN COVEY MEXICO, INC., a Utah corporation.

“GAAP” shall have the meaning given in Section 1.3.

“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guarantor” means, individually and collectively, as the context requires, and jointly and severally, all present and future domestic Subsidiaries of Borrower, including, without limitation, FRANKLIN COVEY PRINTING, INC., a Utah corporation (“Printing”), FRANKLIN DEVELOPMENT CORPORATION, a Utah corporation (“Development”), FRANKLIN COVEY TRAVEL, INC., a Utah corporation (“Travel”), FRANKLIN COVEY CATALOG SALES, INC., a Utah corporation (“Catalog”), FRANKLIN COVEY CLIENT SALES, INC., a Utah corporation (“Client”), FRANKLIN COVEY PRODUCT SALES, a Utah corporation (“Product”), FRANKLIN COVEY SERVICES, L.L.C., a Utah limited liability company (“Services”), and FRANKLIN COVEY MARKETING, LTD., a Utah limited partnership (“Marketing”).

“Guarantor Loan Documents” means the Guaranty and any other guaranties, agreements, documents, or instruments now or hereafter executed by Guarantor evidencing, guarantying, securing or otherwise related to the obligations of Guarantor or the Loan, as the Guaranty and such other guaranties, agreements, documents, and instruments may be amended, modified, extended, renewed, or supplemented from time to time.

“Guarantor Operating Documents” means the articles of incorporation, articles of organization, certificate of partnership, bylaws, operating agreements and limited partnership agreements of Guarantor, as applicable, and all modifications and amendments to those documents, pursuant to which Guarantor has been formed and exists.

“Guaranty” means that certain Repayment Guaranty executed by Guarantor, as the same may be amended, modified, supplemented and restated from time to time.

“Indebtedness” means, as to any Person (a) indebtedness created, issued, incurred or assumed by such Person for borrowed money or evidenced by bonds, debentures, notes or similar instruments; (b) all obligations of such Person to pay the deferred purchase price of property or services; (c) all indebtedness secured by a lien on any asset of such Person whether or not such indebtedness is assumed by such Person; (d) all obligations, contingent or otherwise, of such Person directly or indirectly guaranteeing any indebtedness or other obligation of any other Person or in any manner providing for the payment of any indebtedness or other obligation of any other Person or otherwise protecting the holder of such indebtedness against loss (excluding endorsements for collection or deposit in the ordinary course of business); (e) the amount of all reimbursement obligations and other obligations of such Person (whether due or to become due, contingent or otherwise) in respect of letters of credit, bankers’ acceptances, surety or other bonds (but excluding surety or other bonds in favor of Governmental Authorities) and similar instruments; (f) all obligations under leases capitalized in accordance with GAAP; and (g) all other obligations that would be included as liabilities on a balance sheet prepared in accordance with GAAP.

“Intercreditor Agreement” means that certain Intercreditor Agreement of approximately even date herewith by and among Collateral Agent, Lender and Chase, as the same may be amended, modified, supplemented or restated from time to time.

“Interest Period” means each period commencing on the first day of a calendar month and ending on the first day of the next succeeding calendar month; provided, however, that (i) the first Interest Period shall commence on the Closing Date; and (ii) any Interest Period that would otherwise extend past the Maturity Date shall end on the Maturity Date.

“Interest Rate” means a variable rate equal to the LIBO Rate in effect from time to time plus One and One-Tenth Percent (1.10%) per annum.

“Lender” means ZIONS FIRST NATIONAL BANK, a national banking association whose address is as set forth in the introductory paragraph of this Agreement, its successors and assigns.

“Letter of Credit” means a written agreement by Lender to honor drafts or other demands for payment in compliance with the conditions specified in a letter of credit extended by Lender pursuant to this Agreement, on such form(s) of letter of credit as customarily issued by Lender and on such terms as Lender shall require in its reasonable discretion.

“Letter of Credit Limit” means the aggregate issued and committed amount of SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00).

“LIBO Rate” means, with respect to any Interest Period, the rate per annum quoted by Lender as Lender’s LIBOR rate based upon quotes from the London Interbank Offered Rate from the British Bankers Associates Interest Settlement Rates, as quoted for U.S. Dollars by Bloomberg or other comparable pricing services selected by Lender. This definition of Lender’s LIBOR rate is to be strictly interpreted and is not intended to serve any purpose other than providing an index to determine the Interest Rate. Lender’s LIBOR rate may not necessarily be the same as the quoted offer side in the Eurodollar time deposit market by any particular institution or service applicable to any interest period. It is not the lowest rate at which Lender may make loans to any of its customers, either now or in the future.

“Lien or Encumbrance” and “Liens and Encumbrances” means any assignment as security, conditional sale for security purposes, grant in trust, lien, mortgage, pledge, security interest, title retention arrangement, other encumbrance, or other interest or right securing the payment of money or the performance of any other liability or obligation, whether voluntarily or involuntarily created and whether arising by agreement, document, or instrument, under any law, ordinance, regulation, or rule (federal, state, or local), or otherwise.

“Loan” means the revolving line of credit loan from Lender to Borrower described in this Agreement.

“Loan Amount” means the amount of up to SEVEN MILLION AND NO/100 DOLLARS ($7,000,000.00), plus any sum in addition thereto advanced by Lender in its sole and absolute discretion in accordance with the Loan Documents, to be disbursed pursuant to the terms and conditions of this Agreement.

“Loan Documents” means the documents described in Section 4.1(i), any International Swap and Derivatives Association Master Agreement (and any confirmation related thereto and any other Swap Agreement), and any other guaranties, agreements, documents, or instruments now or hereafter evidencing, guarantying or securing the Obligations of Borrower hereunder, as this Agreement, the other documents described in Section 4.1, and such other agreements, documents, and instruments may be amended, modified, extended, renewed, or supplemented from time to time.

“Loan Party” means Borrower, Guarantor and each other Person that from time to time is or becomes obligated to Lender or Collateral Agent under any Loan Document or grants any Lien or Encumbrance to Lender or Collateral Agent with respect to any Collateral.

“Material Adverse Change” means any change in the assets, liabilities, financial condition, or results of operations of Borrower or Borrower and Guarantor on an aggregate basis, or any other event or condition with respect to Borrower or Borrower and Guarantor together, that materially and adversely affects any of the following: (i) the likelihood of performance by Borrower or Borrower and Guarantor together of any Obligations or the ability of Borrower or Borrower and Guarantor together to perform such Obligations, (ii) the legality, validity or binding nature of any of the Obligations of Borrower or Guarantor, (iii) any Lien or Encumbrance securing any of such Obligations, or (iv) the priority of any Lien or Encumbrance securing any of such Obligations.

“Maturity Date” means the date which is exactly thirty-six (36) months from the date of the Note.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA which is maintained for employees of Borrower or Guarantor.

“Note” means the Secured Promissory Note of approximately even date herewith executed by Borrower and payable to Lender, as such note may be amended, modified, extended, renewed, supplemented or restated from time to time.

“Obligations” means, as the context requires, the duties and obligations of Borrower and/or Guarantor under the Loan Documents from time to time, including without limitation, any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of Borrower to Lender arising under or in connection with Swap Agreements.

“Occupational Safety and Health Law” means the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety.

“Other Loans” means any loan, financing arrangement or extension of credit to Borrower or its Subsidiaries, including, without limitation, Guarantor, from Lender, any Affiliate of Lender, or from Chase or J.P. Morgan Chase & Co. or any of their Affiliates.

“Payment Date” means the first (1st) day of each calendar month after the Closing Date.

“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

“Permitted Exceptions” means the following: (a) the sale, transfer, or other disposition of any Collateral that is (i) consumed or worn out in ordinary usage and that is promptly replaced with similar items of equal or greater value or (ii) sold in the ordinary course of business; (b) the Loan Documents; (c) purchase money liens on items of the Collateral; (d) Liens or Encumbrances granted to Chase or Collateral Agent pursuant to the Chase Loan Documents in respect of which Lender or Collateral Agent shares or is otherwise granted a first priority security interest with Chase on a pari passu basis pursuant to and as set forth in the Intercreditor Agreement; (e) Liens and Encumbrances against Borrower or Guarantor set forth on Schedule 5.6 in effect on the Closing Date; (f) covenants, restrictions, rights, rights-of-way, easements and minor irregularities and encumbrances in title which do not materially interfere with the business or operations of Borrower or Guarantor as presently conducted; (g) Liens and Encumbrances arising by statute in connection with worker’s compensation and unemployment insurance (other than Liens and Encumbrances arising under ERISA), good faith cash deposits in connection with tenders, contracts or leases to which Borrower or Guarantor is a party or other cash deposits required to be made in the ordinary course of business (provided in each case that the obligation is not for borrowed money and that the obligation secured is not overdue or, if overdue, is being contested in good faith); (h) mechanics’, workmen’s, materialmen’s, landlords’, carriers’ or other similar Liens and Encumbrances arising in the ordinary course of Borrower’s or Guarantor’s business with respect to obligations which are not due or which are being contested in good faith; (i) the pledge of assets for the purpose of securing an appeal, stay or discharge in the course of any legal proceeding, provided that the aggregate amount of liabilities of Borrower and Guarantor secured by a pledge of Collateral, including interest and penalties thereon, if any, shall not be in excess of $2,000,000 at any one time outstanding; and (j) any interest or title of a lessor under any operating lease to Borrower or Guarantor.

“Person” means any natural person, any unincorporated association, any corporation, any partnership, any joint venture, any limited liability company, any trust, any other legal entity, or any Governmental Authority.

“Pledged Securities” means all of the shares of the common stock of Guarantor (other than Services and Marketing) owned and pledged by Borrower, together with all dividends therefrom (whether in cash or in equity securities), all stock splits or reissuances thereof, all distributions thereon or in respect thereof, all rights with respect thereto, including voting and appraisement rights, all investments thereof, interest thereon and proceeds thereof, all securities, cash or other assets in replacement thereof.

“Quarterly Payment Date” means the last day of each of March, June, September and December of each calendar year until the Maturity Date, unless any such day is not a Business Day, in which case the Quarterly Payment Date shall be the next succeeding Business Day.

“Reimbursement Obligations” shall have the meaning given in Section 3.2(a).

“Reportable Event” has the meaning given to such term in ERISA, but shall not include any event for which the thirty (30) day reporting requirement has been waived by the PBGC.

“Request for Advance” means a completed, written Request for Advance and Pledge in form and substance satisfactory to Lender, which shall be in substantially the form attached hereto as Exhibit B from Borrower to Lender requesting an Advance from Lender, together with such other documents and information as Lender may require from time to time in accordance herewith.

“Requirements of Law” means (a) the organizational documents of an entity and (b) any law, regulation, ordinance, code, decree, treaty, ruling or determination of an arbitrator, court or other Governmental Authority, or any Executive Order issued by the President of the United States, in each case applicable to or binding upon such Person or to which such Person, any of its property or the conduct of its business is subject.

“Security Agreement” means that certain Security Agreement of even date herewith by and between Borrower and Guarantor, as debtor, and Collateral Agent, as secured party, with respect to all of the assets of Borrower and Guarantor.

“Stock Pledge Agreement” means that certain Pledge and Security Agreement of even date herewith by and between Borrower, as pledgor, and Collateral Agent, pledging all of the shares of each Guarantor other than Services and Marketing.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise controlled, directly or indirectly, by the parent or one or more subsidiaries of the parent. As used in this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.

“Swap Agreement” means any interest rate swap, cap, collar, foreign exchange, or similar hedging agreement between Lender or its Affiliate and Borrower.

“Transfer” means (a) the granting of any Lien or Encumbrance on the Collateral or any part thereof to any Person, except the security interests in favor of Lender or Collateral Agent, the Permitted Exceptions and other matters which have been approved in writing by Lender; (b) any sale, transfer, conveyance, lease or vesting of the Collateral or any part thereof or interest therein to or in any Person, whether voluntary, involuntary, by operation of law, or otherwise, except the Permitted Exceptions, which would result in a Material Adverse Change (without taking into consideration subsections (iii) and (iv) of the definition of Material Adverse Change); (c) any Change of Control; or (d) the execution of any agreements to do any of the foregoing, except the Permitted Exceptions.

“Unused Commitment Fee” means, with respect to each calendar quarter (or portion thereof) during the term of the Loan, an amount equal to (i) the Loan Amount minus (ii) the Average Quarterly Outstanding Balance for such calendar quarter (or portion thereof) with respect to which the Unused Commitment is being computed, with the resulting number being multiplied by ONE QUARTER OF ONE PERCENT (0.25%) per annum (i.e., 0.0625% per quarter). If the Unused Commitment Fee is being computed for less than a full calendar quarter, the percentage used in the preceding sentence will be computed on a daily basis for the number of days for which the fee is being computed.

“Zions Account” means an account established by Borrower with Lender into which Lender and Chase shall advance proceeds of the Loan and the Chase Loan, respectively.

1.2  Interpretation. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

(a)  Number; Inclusion. References to the plural include the singular, the plural, the part and the whole; “or” has the inclusive meaning represented by the phrase “and/or”; and “including” has the meaning represented by the phrase “including without limitation”.

(b)  Documents Taken as a Whole. The words “hereof,” “herein,” “hereunder,” “hereto” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document.

(c)  Headings. The section and other headings contained in this Agreement or the other Loan Documents and the Table of Contents (if any) preceding this Agreement or the other Loan Documents are for reference purposes only and shall not control or affect the construction of this Agreement or the other Loan Documents or the interpretation thereof in any respect.

(d)  Implied References to This Agreement. Article, section, subsection, clause, schedule and exhibit references are to this Agreement unless otherwise specified.

(e)  Persons. Reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or the other Loan Documents, as the case may be.

(f)  Modifications to Documents. Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated.

1.3  Accounting Terms. For purposes of this Agreement, all accounting terms not otherwise defined herein or in the Recitals shall have the meanings assigned to them in conformity with generally accepted accounting practices and principles (“GAAP”), consistently applied. In the event that GAAP changes during the term of this Agreement such that the covenants contained in Section 6.8 would then be calculated in a different manner or with different components, (a) Borrower and Lender agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating the Consolidated Entities’ financial condition to substantially the same criteria as were effective prior to such change in GAAP and (b) the Consolidated Entities shall be deemed to be in compliance with the covenants contained in Section 6.8 following any such change in GAAP if and to the extent that the Consolidated Entities would have been (and would continue to be) in compliance therewith under GAAP as in effect immediately prior to such change.

1.4  Actions by Lender. Unless otherwise expressly provided in this Agreement, all determinations, consents, approvals, disapprovals, calculations, requirements, requests, acts, actions, elections, selections, opinions, judgments, options, exercise of rights, remedies or indemnities, satisfaction of conditions or other decisions of or to be made by Lender under this Agreement or any of the other Loan Documents shall be made in the reasonable discretion of Lender. Any reference to Lender’s “sole and absolute discretion” or similar phrases has the meaning represented by the phrase “sole and absolute discretion, acting in good faith”.

1.5  Knowledge of Borrower. As used herein and in any other Loan Document, the phrase “to the knowledge of Borrower,” “to the knowledge of Guarantor” or such similar phrases shall mean to the actual, conscious knowledge of Borrower’s Chief Executive Officer, Chief Financial Officer or Treasurer.

ARTICLE 2

THE LOAN

2.1  Agreement to Lend and Borrow.

(a)  Agreement to Lend and Borrow. Subject to the terms and conditions of this Agreement and the other Loan Documents, Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender from time to time prior to the Maturity Date, Advances of the proceeds of the Loan up to the Loan Amount. Lender’s commitment to make Advances shall be decreased at the same time and in the same amount as the aggregate stated amount of any outstanding Letters of Credit.

(b)  Revolving Nature of Loan. Prior to the Maturity Date, the Loan Amount may be drawn, repaid, and drawn again, on a revolving basis, in unlimited repetition so long as (i) the aggregate of all outstanding Advances does not exceed, at any time, the Loan Amount, and (ii) no Event of Default has occurred and is continuing. Although the outstanding principal balance of the Note may be zero from time to time, the Loan Documents will remain in full force and effect until the Maturity Date or all obligations of Borrower or Guarantor relating to the Loan are indefeasibly paid and performed in full, whichever is later. Borrower shall have the right to terminate the Loan upon Borrower’s specific written direction and attendant payment in full to Lender of all Obligations with respect to the Loan, including, without limitation, the Early Termination Fee. Upon the occurrence and during the continuance of any Event of Default, Lender may suspend or terminate its commitment to make Advances of the proceeds of the Loan without notice to Borrower or further act on the part of Lender.

(c)  Use of Proceeds. The proceeds of the Loan may be used by Borrower for its general working capital purposes or other Borrower purposes and to repurchase shares of Borrower’s preferred and common stock.

2.2  Procedures for Advances.

(a)  Requests for Advances. Each request for an Advance shall be in writing and in the form of a Request for Advance. Lender, at its option, may set a cutoff time, after which all requests for Advances will be treated as having been requested on the next succeeding Business Day. In addition to complying with the other requirements of this Agreement, each Request for Advance shall specify the date (which shall be a Business Day) and the amount of the requested Advance.

(b)  Timing of Disbursement of Advances. Provided the conditions for the making of Advances contained herein are satisfied, Lender shall disburse each Advance no later than the first Business Day following the date of the receipt by Lender of a valid Request for Advance. Upon acceptance of a Request for Advance made hereunder, Lender will make the amount of each Advance available to Borrower by depositing immediately available funds into the Zions Account designated by Borrower in the Request for Advance.

(c)  Authorized Persons. The persons initially authorized to request Advances are all Authorized Representatives of Borrower. At Lender’s request, Borrower shall provide Lender with documentation satisfactory to Lender indicating the names of those employees of Borrower authorized by Borrower to sign a Request for Advance and other documents, and Lender shall be entitled to rely upon such documentation until notified in writing by Borrower of any change(s) in the names of the employees so authorized.

2.3  Conditions Precedent to Advances. The obligation of Lender to make Advances is subject to the fulfillment, to the satisfaction of Lender in its sole and absolute discretion, of each of the following conditions; provided, however, that Lender, in its sole and absolute discretion, may waive any of the following conditions:

(a)  Lender shall have received a Request for Advance pursuant to Section 2.2;

(b)  No Event of Default shall exist and be continuing or shall result from such Advance;

(c)  The amount of the requested Advance, together with the amount of all prior Advances then outstanding and the aggregate stated amount of all Letters of Credit then outstanding, shall not exceed the Loan Amount;

(d)  The representations and warranties made by Borrower contained herein and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance with the same effect as if made on and as of the date of such Advance (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and

(e)  Borrower shall have provided such additional information and documents as Lender may reasonably request.

Each Request for Advance submitted by Borrower hereunder shall constitute a representation and warranty by Borrower hereunder, as of the date of each such request and as of the date of each Advance, that the conditions in this Section 2.3 are satisfied.

2.4  Evidence of Indebtedness. The Loan shall be evidenced by the Note. Disbursements of the Loan shall be charged and funded under the Note. If there is any inconsistency between the Note and this Agreement, the provisions of this Agreement shall prevail.

2.5  Interest.

(a)  Rate. The advanced and unpaid balance of the Loan shall bear interest at the Interest Rate in effect from time to time. Each change in the Interest Rate will become effective for each Interest Period, without notice, on the date set forth in the definition of the term LIBO Rate set forth herein.

(b)  Default Interest Rate. Upon the occurrence and during the continuance of an Event of Default hereunder or under any of the Loan Documents, at the option of Lender, the outstanding and unpaid principal balance of the Loan shall bear interest, payable on demand, at a rate per annum equal to the Default Interest Rate. Lender may also, at its option, from time to time, add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the rate provided in this Agreement (including at the Default Interest Rate, as and when applicable). The application of the Default Interest Rate shall not be interpreted or deemed to extend any cure period set forth in this Agreement, or otherwise to limit any of Lender’s remedies under this Agreement or any of the other Loan Documents.

(c)  Effective Rate. Borrower agrees to pay an effective rate of interest that is the sum of (i) the interest rate provided in this Agreement and (ii) any additional rate of interest resulting from any other charges or fees paid or to be paid in connection herewith that are determined to be interest or in the nature of interest. Any other provision of this Agreement or any of the other Loan Documents to the contrary notwithstanding, Lender and Borrower agree that none of the terms and provisions contained herein or in any of the Loan Documents shall be construed to create a contract for the use, forbearance or detention of money requiring payment of interest at a rate in excess of the maximum interest rate permitted to be charged by the Requirements of Laws of the State of Utah. In such event, if any holder of the Note shall collect monies which are deemed to constitute interest which would otherwise increase the effective interest rate on the Note to a rate in excess of the maximum rate permitted to be charged by applicable Requirements of Law, all such sums deemed to constitute interest in excess of such maximum rate shall, at the option of the holder, be credited to the payment of other amounts payable under the Loan Documents or returned to Borrower.

(d)  Computation of Interest. Interest shall be computed by applying the ratio of the annual Interest Rate over a year of three hundred sixty (360) days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding.

2.6  Payment of Principal and Interest; Application of Payments.

(a)  Payments of Interest. Commencing on the Payment Date occurring in May, 2007, and continuing on each monthly Payment Date thereafter, installments of all accrued and outstanding interest shall be due and payable by Borrower to Lender.

(b)  Payment at Maturity. The outstanding principal balance of the Loan, together with all unpaid accrued interest thereon, and all other amounts payable by Borrower with respect to the Note or pursuant to the terms of any other Loan Documents, shall be due and payable on the Maturity Date in lawful money of the United States of America.

(c)  Early Termination. Borrower shall have the right to terminate the Loan at any time prior to the Maturity Date by (i) giving written notice of its intent to do so to Lender; (ii) paying the outstanding principal balance of the Loan, together with all unpaid accrued interest thereon, and all other amounts payable by Borrower with respect to the Note or pursuant to the terms of any other Loan Documents; and (iii) paying the Early Termination Fee.

(d)  Application of Payments. Unless otherwise agreed to in writing or otherwise required by applicable Requirements of Law, payments will be applied first to accrued, unpaid interest, then to any unpaid collection costs, late charges and other charges, and any remaining amount to principal; provided, however, upon the occurrence and during the continuance of an Event of Default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its sole and absolute discretion.

(e)  No Deductions. All payments of principal or interest hereunder or under the Note shall be made (i) without deduction of any present and future taxes, levies, imposts, deductions, charges or withholdings, which amounts shall be paid by Borrower, and (ii) without any other set off. Borrower will pay the amounts necessary such that the gross amount of the principal and interest received by Lender is not less than that required hereby and by the Note.

(f)  Late Charges. If any payment of interest or principal required pursuant to any provision of this Agreement is not received by Lender within ten (10) days after its due date, then, in addition to the other rights and remedies of Lender pursuant to this Agreement and the other Loan Documents, Borrower will be charged five percent (5.0%) of the regularly scheduled payment or Twenty-Five and No/100 Dollars ($25.00), whichever is greater, up to the maximum amount of One Thousand Five Hundred and No/100 Dollars ($1,500.00) per late charge. Such late charge will be immediately due and payable and is in addition to any other costs, fees, and expenses that Borrower may owe as a result of such late payment.

2.7  Manner and Time of Payment. All amounts payable by Borrower on or with respect to the Loan, or pursuant to the terms of any other Loan Documents, shall be paid without condition or reservation of right, in lawful money of the United States of America at 80 West Broadway, Suite 200, Salt Lake City, Utah 84101, or at such other place as Lender may from time to time designate in writing, not later than 1:00 p.m. (Utah time), in same day funds, on the date due, and to such account of Lender as Lender may designate; funds received by Lender after that time shall be deemed to have been paid on the next succeeding Business Day. If any payment would otherwise be due on a day which is not a Business Day, the payment instead shall be due on the next succeeding Business Day and such extension of time shall be included in computing the interest due in respect of said payment.

2.8  Guaranty. Payment of the Note and performance of Borrower’s obligations hereunder shall be unconditionally guaranteed by Guarantor pursuant to the Guaranty and secured by, among other things, the Security Agreement, which shall be a first priority security interest in and to all of the personal property assets of Borrower and Guarantor, as more fully described in the Security Agreement, subject to Permitted Exceptions.

2.9  Security. Payment of the Note shall be secured by and/or guaranteed by, among other things, the following:

(a)  the Guaranty;

(b)  the Security Agreement, which shall secure the Obligations and the Guaranty and be a first priority security interest in and to all of the personal property assets of Borrower and Guarantor, as more fully described in the Security Agreement, subject to Permitted Exceptions;

(c)  the Stock Pledge Agreement, which shall secure the Obligations and be a first priority security interest in and to the Pledged Securities, subject to Permitted Exceptions; and

(d)  the Account Control Agreement, which shall secure the Obligations and the Guaranty and perfect the security interest given to Collateral Agent in and to all of Borrower’s and Guarantor’s deposit accounts maintained with Zions.

2.10  Fees and Expenses.

(a)  Unused Commitment Fee. During the term hereof, Borrower shall pay to Lender the applicable Unused Commitment Fee on each Quarterly Payment Date. The Unused Commitment Fee shall be calculated on a quarterly basis and payable quarterly in arrears for the calendar quarter or portion thereof throughout the term of the Loan and on the Maturity Date.

(b)  Early Termination Fee. As set forth in Section 2.6(c) above, Borrower shall pay to Lender the Early Termination Fee in the event Borrower elects to terminate the Loan prior to the Maturity Date.

(c)  Additional Provisions Regarding Fees. The fees described in this Section 2.10 shall be payable in addition to, and not in lieu of, interest, expense reimbursements, indemnification and other Obligations. Borrower acknowledges that all fees and other amounts described in this Section 2.10 have been fully earned by Lender at the time of payment and are non-refundable to Borrower in the event this Agreement is terminated or expires as provided herein. All fees specified or referred to in this Agreement shall bear interest, if not paid when due, at the Default Interest Rate. Borrower hereby authorizes Lender, at its sole option and direction, without prior notice to Borrower, to advance any of the fees provided for in this Section 2.10 if not paid within ten (10) days of when due.

ARTICLE 3

LETTERS OF CREDIT

3.1  Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and the policies, procedures, and requirements of Lender for issuance of Letters of Credit in effect from time to time, and pursuant to one or more letter of credit agreements between Lender and Borrower, Lender agrees to issue, from time to time on or before the Maturity Date, Letters of Credit upon request by and for the account of Borrower. Letters of Credit (i) may expire after the Maturity Date if they are secured by cash collateral received by Lender no later than the Maturity Date; and (ii) will not exceed, in the aggregate stated amount outstanding at any time, the lesser of (A) Letter of Credit Limit or (B) the difference between the Loan Amount and the then outstanding principal balance of the Loan. Each reference in this Agreement to “issue” or “issuance” or other forms of such words in relation to Letters of Credit will also include any extension or renewal of a Letter of Credit. Requests for the issuance of a Letter of Credit will be processed by Lender in accordance with its policies, procedures, and requirements then in effect. Upon the occurrence and during the continuance of an Event of Default, Lender may suspend or terminate its agreement to issue Letters of Credit hereunder.

3.2  Assumption of Risk and Liability. Borrower hereby assumes all risk of the acts or omissions of any holder of a Letter of Credit, and any beneficiary or transferee of a Letter of Credit with respect to its use of a Letter of Credit. Neither Lender nor any of its employees, officers, directors, agents or representatives shall be liable or responsible for:

(a)  the use which may be made of a Letter of Credit or for any acts or omissions of Lender in connection therewith;

(b)  the validity, sufficiency or genuineness of documents, or of any endorsements thereon, whether submitted in connection with a drawing under a Letter of Credit, or otherwise, even if such documents or endorsements should in fact prove to be in any or all respects invalid, insufficient, fraudulent, forged, inaccurate or untrue;

(c)  payment by Lender against presentation of documents which do not strictly comply with the terms of a Letter of Credit, including failure of any such documents to bear reference or adequate reference to a Letter of Credit or the failure of any holder or beneficiary of a Letter of Credit to comply fully with conditions required in order to obtain honor of a drawing under a Letter of Credit;

(d)  the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

(e)  omissions, interruptions, losses or delays in transmission or delivery of any messages by mail, cable, telegraph, telex, telephone, facsimile transmission or otherwise;

(f)  any loss or delay in the transmission of any document or draft required in order to make a drawing under a Letter of Credit; or

(g)  any other circumstances whatsoever in making or failing to make payment under a Letter of Credit.

ARTICLE 4

LOAN CLOSING; INITIAL ADVANCE

4.1  Conditions Precedent. Lender’s obligation to close the Loan and to disburse the initial Advance and to perform the remainder of its obligations under this Agreement are expressly conditioned upon the receipt and approval by Lender, in its sole and absolute discretion, of each of the following items and the satisfaction by Borrower of the following conditions on or before the Closing Date unless otherwise waived by Lender in its sole and absolute discretion:

(a)  Borrower’s payment of all fees and costs payable under this Agreement;

(b)  Receipt, review and approval by Lender of copies of the Borrower Operating Documents and the Guarantor Operating Documents;

(c)  The representations and warranties of Borrower and/or Guarantor in Article 5 and elsewhere in the Loan Documents shall be true and correct in all material respects;

(d)  No Event of Default shall exist and be continuing;

(e)  Receipt, review and approval by Lender, in its sole discretion, of such financial statements and tax returns for Borrower and/or Guarantor as Lender may require;

(f)  A determination by Lender that the Collateral provides an adequate loan-to-value coverage ratio for the Loan and all Other Loans which are secured by the Collateral;

(g)  The original certificates representing the Pledged Securities, together with blank transfer powers in form and substance acceptable to Lender shall have been delivered to Lender;

(h)  Receipt, review and approval by Lender of the policies of insurance required under Article 6 hereof;

(i)  Borrower’s delivery to Lender of the following documents, in form and content satisfactory to Lender, duly executed (and acknowledged where necessary) by the appropriate parties thereto:

  (i) This Agreement;

  (ii) The Note;

  (iii) The Guaranty;

  (iv) The Security Agreement;

  (v) The Stock Pledge Agreement;

  (vi) The original certificates representing the Pledged Securities;

  (vii) Blank stock transfer powers executed by the holders of all Pledged Securities in favor of Collateral Agent;

  (viii) An acknowledgement and consent to the pledge of the Pledged Securities pursuant to the Stock Pledge Agreement from each issuer of the Pledged Securities;

  (ix) The Account Control Agreement;

  (x) The Financing Statements, which shall be duly filed with the Utah Department of Commerce, Division of Corporations and Commercial Code;

  (xi) A closing certificate from Borrower and each Guarantor;

  (xii) Resolutions of the directors, members, managers, or partners of Borrower and Guarantor, as applicable, approving the Loan Documents and the Guarantor Loan Documents;

  (xiii) An opinion of legal counsel to Borrower and Guarantor;

  (xiv) True and correct copies of the Chase Loan Documents;

  (xv) The Intercreditor Agreement; and

  (xvi) Such other documents that Lender may require in its sole and absolute discretion.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

5.1  Consideration. As an inducement to Lender to execute this Agreement and to disburse the proceeds of the Loan, Borrower represents and warrants to Lender that the following statements set forth in this Article 5 are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing Date.

5.2  Organization, Powers, Good Standing and Subsidiaries.

(a)  Organization and Powers. Each of Borrower and Guarantor is either a corporation, a limited liability company, or a limited partnership duly organized and validly existing under the laws of the State of Utah. Borrower and Guarantor have all requisite power and authority, rights and franchises to own and operate their properties, to carry on their businesses as now conducted and as proposed to be conducted, and to enter into and perform this Agreement and the other Loan Documents. The address of Borrower’s chief executive office and principal place of business is 2200 West Parkway Blvd., Salt Lake City, Utah 84119.

(b)  Good Standing. Borrower and Guarantor have made all filings and each is in good standing in the State of Utah, and in each other jurisdiction in which the character of the property it owns or the nature of the business it transacts makes such filings necessary or where failure to make such filings would result in a Material Adverse Change.

(c)  Organizational Identification Number. The organizational identification number of Borrower and each Guarantor, as defined and contemplated by the Utah Uniform Commercial Code, is as set forth in the Financing Statement.

(d)  Subsidiaries. Schedule 5.2(d) attached hereto sets forth a complete list of Borrower and each of its Subsidiaries, including the percentage of voting stock in each Subsidiary owned, directly or indirectly, by Borrower.

5.3  Authorization of Loan Documents.

(a)  Authorization. The execution, delivery and performance of the Loan Documents (to which Borrower or Guarantor, respectively, is a party) by (i) Borrower are within Borrower’s corporate powers and have been duly authorized by all necessary action by Borrower and its directors and shareholders; and (ii) Guarantor are within Guarantor’s corporate, limited liability company or partnership powers and have been duly authorized by all necessary action by Guarantor and its directors, shareholders, members, managers and partners, as applicable.

(b)  No Conflict. The execution, delivery and performance of the Loan Documents by Borrower will not violate (i) the Borrower Operating Documents; (ii) any legal requirement affecting Borrower or any of its properties except where a violation of such requirement would not result in a Material Adverse Change; or (iii) any agreement to which Borrower is bound or to which it is a party, except where a violation of any such agreement would not result in a Material Adverse Change, and will not result in or require the creation (except as provided in or contemplated by this Agreement) of any Lien or Encumbrance upon any of such properties. The execution, delivery and performance of the Guarantor Loan Documents by Guarantor will not violate (1) any provision of the Guarantor Operating Documents; (2) any legal requirement affecting Guarantor or any of Guarantor’s respective properties except where a violation of such requirement would not result in a Material Adverse Change; or (3) any agreement to which Guarantor is bound or to which Guarantor is a party, except where a violation of any such agreement would not result in a Material Adverse Change, and will not result in or require the creation (except as provided in or contemplated by this Agreement) of any Lien or Encumbrance upon any of such properties.

(c)  Governmental and Private Approvals. All governmental or regulatory orders, consents, permits, authorizations and approvals required for the present use and operation of the Borrower’s business and the Collateral have been obtained and are in full force and effect, except where failure to obtain such orders, consents, permits, authorizations or approvals would not result in a Material Adverse Change. To the knowledge of Borrower, no additional governmental or regulatory actions, filings or registrations with respect to the Borrower’s business and the Collateral, and no approvals, authorizations or consents of any trustee or holder of any Indebtedness or obligation of Borrower or Guarantor are required for the due execution, delivery and performance by Borrower or Guarantor of their respective duties and obligations under the Loan Documents or the Guarantor Loan Documents.

(d)  Binding Obligations. This Agreement and the other Loan Documents have been duly executed by Borrower, and are legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Requirements of Laws affecting creditors’ rights generally and by general principles of equity. The Guarantor Loan Documents have been duly executed by Guarantor, and are the legally valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar Requirements of Laws affecting creditors’ rights generally and by general principles of equity.

5.4  No Material Defaults. There exists no material violation of or material default by Borrower and, to the knowledge of Borrower, no event has occurred which, upon the giving of notice or the passage of time, or both, would constitute a material default, which in each case, would result in a Material Adverse Change, with respect to the terms of (a) any instrument evidencing or securing any Indebtedness of Borrower or Guarantor, (b) any instrument evidencing or securing any Indebtedness secured by the Collateral, (c) any agreement affecting the Collateral, (d) any license, permit, statute, ordinance, Requirements of Law, judgment, order, writ, injunction, decree, rule, or regulation of any Governmental Authority, or any determination or award of any arbitrator, to which Borrower, Guarantor or the Collateral is a party or may be bound, or (e) any document, instrument, or agreement by which Borrower, or any of its properties, is bound and, with respect to this clause (e), (i) which involves any Loan Document, (ii) which involves the Collateral and is not adequately covered by insurance, (iii) which might materially and adversely affect the ability of Borrower or Guarantor to perform its respective obligations under any of the Loan Documents or any other material document, instrument, or agreement to which it is a party, or (iv) which, subject to the Permitted Exceptions, might adversely affect the first priority of the liens created by this Agreement, the Security Agreement or any of the other Loan Documents.

5.5  Litigation; Adverse Facts. Except as disclosed on Schedule 5.5 attached hereto, there is no action, suit, investigation, proceeding, or arbitration (whether or not purportedly on behalf of Borrower or Guarantor) at law or in equity or before or by any foreign or domestic court or other governmental entity (a “Legal Action”), pending or, to the knowledge of Borrower, threatened in writing against or affecting the Collateral, Borrower or Guarantor, individually or in the aggregate in excess of $500,000, which would result in any Material Adverse Change. Neither Borrower nor Guarantor is (a) in violation of any applicable Requirements of Law which violation would result in a Material Adverse Change, (b) subject to, or in default with respect to, any other legal requirement that would result in a Material Adverse Change, or (c) in default with respect to any agreement to which Borrower or Guarantor is a party or to which either is bound where such default would result in a Material Adverse Change. There is no Legal Action pending or, to the knowledge of Borrower or Guarantor, threatened in writing against or affecting Borrower or Guarantor questioning the validity or the enforceability of this Agreement or any of the other Loan Documents.

5.6  Title to Properties; Liens. Each of Borrower and Guarantor has good, sufficient, and legal title to the Collateral and all other properties and assets reflected in its most recent balance sheet delivered to Lender, except (a) for assets disposed of in the ordinary course of business since the date of such balance sheet, (b) for Permitted Exceptions and (c) where failure to have such title would not result in a Material Adverse Change. Borrower and/or Guarantor, as applicable, is the sole owner of the Collateral, and the Collateral is free from any adverse Lien or Encumbrance, security interest, or encumbrance of any kind whatsoever, excepting only Liens or Encumbrances and security interests in favor of Lender or Collateral Agent, Permitted Exceptions and other matters which have been approved in writing by Lender in its sole and absolute discretion. All Liens and Encumbrances against Borrower or Guarantor in effect on the Closing Date (and which are included as Permitted Exceptions under clause (e) of the definition of Permitted Exceptions) are set forth on Schedule 5.6 attached hereto.

5.7  Disclosure. To the knowledge of Borrower, there is no fact that would result in a Material Adverse Change which has not been disclosed in this Agreement or in other documents, certificates, and written statements furnished to Lender in connection herewith.

5.8  Payment of Taxes. All tax returns and reports of Borrower and Guarantor which are required to be filed by Borrower or Guarantor have been timely filed, and all taxes, assessments, fees, and other governmental charges upon Borrower or Guarantor, and upon their respective properties, assets, income, and franchises which are due and payable have been paid when due and payable, except, in each case, where failure to do so would not result in a Material Adverse Change. Borrower knows of no proposed tax assessment against it that would result in a Material Adverse Change, and neither Borrower nor Guarantor has contracted with any government entity in connection with such taxes. To the knowledge of Borrower, all tax returns and reports of Guarantor required to be filed have been timely filed, and all taxes, assessments, fees, and other governmental charges upon Guarantor and upon its properties, assets, income, and franchises which are due and payable have been paid when due and payable, except, in each case, where failure to do so would not result in a Material Adverse Change.

5.9  Securities Activities. Neither Borrower nor Guarantor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock (as defined within Regulations G, T, and U of the Board of Governors of the Federal Reserve System), and not more than twenty-five percent (25.0%) of the value of Borrower’s and/or Guarantor’s assets consists of such margin stock. No part of the Loan will be used to purchase or carry any margin stock or to extend credit to others for that purpose or for any other purpose that violates the provisions of Regulations U or X of said Board of Governors.

5.10  Government Regulations. Neither Borrower nor Guarantor is subject to regulation under the Investment Company Act of 1940, the Federal Power Act, the Public Utility Holding Company Act of 1935, or any other federal or state statute or regulation limiting its ability in incur Indebtedness for money borrowed.

5.11  Rights to Property Agreements, Permits, and Licenses. Borrower and/or Guarantor is the true owner of all rights in and to all existing agreements, permits, and licenses relating to the Collateral, and will be the true owner of all rights in and to all future agreements, permits, and licenses relating to the Collateral, except, in each case, where failure to be such an owner would not result in a Material Adverse Change. Borrower’s and/or Guarantor’s interest in all such agreements, permits, and licenses is not subject to any present claim (other than the Permitted Exceptions, under the Loan Documents or as otherwise approved by Lender in its sole and absolute discretion), set-off, or deduction, other than in the ordinary course of business, which would result in a Material Adverse Change.

5.12  Compliance with Laws. Borrower’s and Guarantor’s business does, and shall at all times, comply fully with all applicable Requirements of Law, except, in each case, where failure to comply would not result in a Material Adverse Change. The Collateral, and the uses to which the Collateral are and will be put, shall at all times comply fully with all applicable Requirements of Laws, except, in each case, where failure to comply would not result in a Material Adverse Change.

5.13  Financial Condition. The financial statements and all financial data previously delivered to Lender in connection with the Loan or relating to Borrower or Guarantor are true, correct, and complete in all material respects. Such financial statements comply with the requirements of this Agreement and fairly present the financial position of the parties who are the subject thereof as of the date thereof. No Material Adverse Change has occurred and, except for this Loan and the Permitted Exceptions, no borrowings have been made by Borrower or Guarantor since the date thereof which are secured by, or might give rise to, a Lien or Encumbrance, security interest, or claim against the Collateral or the proceeds of the Loan or the Other Loans.

5.14  Personal Property. Borrower and/or Guarantor is now, and shall continue to be, the sole owner of all personal property which constitutes a portion of the Collateral free from any adverse lien, security interest, or adverse claim of any kind whatsoever, except (a) Permitted Exceptions, (b) liens and security interests in favor of Lender or Collateral Agent, and (c) other matters which have been approved in writing by Lender in its sole and absolute discretion.

5.15  Other Loan Documents. Each of the representations and warranties of Borrower or Guarantor contained in any of the other Loan Documents, the Guarantor Loan Documents or the agreements, guaranties, documents, or instruments now or hereafter evidencing, guarantying or securing the Indebtedness of Borrower or Guarantor under the Other Loans, as such agreements, guaranties, documents, and instruments may be amended, modified, extended, renewed, or supplemented from time to time, is true and correct in all material respects. All of such representations and warranties are incorporated herein for the benefit of Lender.

5.16  Contracts; Labor Matters. Except as disclosed to Lender in writing (a) neither Borrower nor Guarantor is subject to any charge, corporate restriction, judgment, decree or order, which would result in a Material Adverse Change; (b) no labor contract to which Borrower or Guarantor is a party or is otherwise subject is scheduled to expire prior to the Maturity Date except to the extent that such expiration would not result in a Material Adverse Change; (c) neither Borrower nor Guarantor has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a “plant closing” or “mass layoff” within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local Requirements of Law, and on the date hereof Borrower and Guarantor have no reasonable expectation that any such action is or will be required at any time prior to the initial Maturity Date; and (d) on the date of this Agreement (i) neither Borrower nor Guarantor is a party to any material labor dispute and (ii) there are no strikes or walkouts relating to any labor contracts to which Borrower or Guarantor is a party or is otherwise subject.

5.17  ERISA. Each of Borrower and Guarantor is in compliance with ERISA in all material respects. No Reportable Event or Prohibited Transaction (as defined in ERISA) or termination of any Pension Plan has occurred and no written notice of termination has been filed with respect to any Pension Plan published or maintained by Borrower or Guarantor that is subject to ERISA. Neither Borrower nor Guarantor has incurred any material funding deficiency within the meaning of ERISA or any material liability to the PBGC in connection with any such plan established or maintained by Borrower or Guarantor. Neither Borrower nor Guarantor is a party to any Multiemployer Plan.

5.18  Pension and Welfare Plans. Each Pension Plan of Borrower or Guarantor complies in all material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither Borrower nor Guarantor nor any ERISA Affiliate has withdrawn from any Multiemployer Plan in a “complete withdrawal” or a “partial withdrawal” as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by Borrower or Guarantor to terminate any Pension Plan; no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien or Encumbrance under Section 302(f) of ERISA; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could reasonably be expected to result in the incurrence by Borrower or Guarantor or any ERISA Affiliate of any material liability, fine or penalty; and neither Borrower nor Guarantor nor any ERISA Affiliate is a “contributing sponsor” as defined in Section 4001(a)(13) of ERISA of a “single-employer plan” as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Neither Borrower nor Guarantor has any contingent liability with respect to any Welfare Plan which covers retired or terminated employees and their beneficiaries.

5.19  Occupational Safety and Health Matters. Except as disclosed to Lender in writing, Borrower and each property, operation and facility that Borrower may own, operate or control (a) complies in all respects with all applicable Occupational Safety and Health Laws, except to the extent the noncompliance would not result in a Material Adverse Change; (b) is not subject to any judicial or administrative proceeding alleging the violation of any Occupational Safety and Health Law; (c) has not received any written notice (i) that it may be in violation of any Occupational Safety and Health Law, (ii) threatening the commencement of any proceeding relating to allegedly unlawful, unsafe or unhealthy conditions, or (iii) alleging that it is or may be responsible for any response, cleanup, or corrective action, including but not limited to any remedial investigation/feasibility studies, under any Occupational Safety and Health Law; (d) to Borrower’s knowledge, is not the subject of federal or state investigation evaluating whether any investigation, remedial action or other response is needed to respond to any allegedly unsafe or unhealthful condition; (e) has not filed any notice under or relating to any Occupational Safety and Health Law indicating or reporting any potentially unsafe or unhealthful condition, and there exists no basis for such notice irrespective of whether or not such notice was actually filed; and (f) has no contingent liability in connection with any unsafe or unhealthful condition.

5.20  Management Common Stock Loan Program. Schedule 5.20 attached hereto sets forth a description of Borrower’s management common stock loan program.

ARTICLE 6

COVENANTS OF BORROWER

6.1  Consideration. As an inducement to Lender to execute this Agreement and to disburse the Loan Amount, Borrower hereby covenants as set forth in this Article 6, which covenants shall remain in effect so long as the Note shall remain unpaid, unless otherwise waived by Lender in its sole and absolute discretion.

6.2  No Encumbrances. Neither Borrower nor Guarantor will permit any Lien or Encumbrance to be made or filed against the Collateral, or any portion thereof, except for Permitted Exceptions, or permit any receiver, trustee, or assignee for the benefit of creditors to be appointed to take possession of the Collateral or any portion thereof.

6.3  Compliance with Laws. Borrower will comply and, to the extent Borrower is able, will cause Guarantor to comply with all Requirements of Laws and requirements of all Governmental Authorities having jurisdiction over Borrower, Guarantor or the Collateral, except to the extent that noncompliance would not result in a Material Adverse Change.

6.4  Lender Inspections. Upon reasonable prior notice, throughout the term of the Loan and during normal business hours, Borrower shall permit Lender or Collateral Agent and Lender’s or Collateral Agent’s representatives, inspectors, and consultants to enter upon the premises where any Collateral may be located and inspect the Collateral, to audit, examine, and copy all contracts, records (including, but not limited to, financial and accounting records pertaining to the Loan or the Collateral) which are kept at such premises or at Borrower’s offices, and to discuss the affairs, finances, and accounts of Borrower with representatives of Borrower and, to the extent Borrower is able, will cause others to provide access to Lender or Collateral Agent and Lender’s or Collateral Agent’s representatives, inspectors, and consultants to audit, examine, and copy all contracts, books, documents and records.

6.5  Intentionally Omitted.

6.6  Ownership of Collateral. Borrower and/or Guarantor is and will be the sole owner of the Collateral (except as described in Section 5.6), whether acquired before or after the Closing Date, free from any adverse Lien or Encumbrance, security interest, or adverse claim of any kind whatsoever, except for Permitted Exceptions, security interests and Liens or Encumbrances in favor of the interest of a lessor pursuant to a lease of personal property approved by Lender and the Liens or Encumbrances and security interests approved by Lender pursuant to the Loan Documents.

6.7  Information and Statements. Borrower shall deliver to Lender the following:

(a)  Annual Financial Statements. Within one hundred twenty (120) days of the end of its fiscal year, the complete consolidated financial statements of the Consolidated Entities, which shall consist of a balance sheet, statements of income, cash flow and retained earnings, and a schedule of contingent liabilities as of the end of such annual period, such financial statements to be audited by an independent certified public accountant of recognized standing acceptable to Lender in its reasonable discretion. Lender consents to the engagement of KPMG.

(b)  Quarterly Financial Statements. Within sixty (60) days of the end of each fiscal quarter (other than the final quarter of a fiscal year), the complete consolidated financial statements of the Consolidated Entities which shall consist of a balance sheet, statements of income, cash flow and retained earnings, and a schedule of contingent liabilities as of the end of each such quarterly period, such financial statements to be certified as true and correct by the president or chief financial officer of Borrower.

(c)  Other Information. As soon as reasonably practicable, but in any event within thirty (30) days after a request therefor, such information concerning Borrower, Guarantor, any Subsidiaries thereof and the assets, business, financial condition, operations, property, prospects, and results of operations of Borrower, Guarantor and any other Subsidiaries thereof as Lender reasonably requests from time to time.

(d)  Covenant Compliance Information. Notwithstanding anything in this Agreement to the contrary, Borrower will be required to timely deliver, as soon as reasonably practicable, but in any event within fifteen (15) days after a request therefor from Lender, such financial information as may be necessary to promptly and accurately calculate any financial ratio or covenant required under this Agreement, even if such information is not specifically enumerated herein. Any review of any Borrower-prepared financial statements used to test any financial ratio or covenant will not waive Lender’s rights to require further review or audit of such information or any rights if such further review or audit indicates financial information contrary to Borrower-prepared financial statements. Borrower agrees to deliver to Lender a Covenant Compliance Certificate at the same time as the delivery of the financial statements required pursuant to Sections 6.7(a) and (b).

6.8  Financial Covenants. The Consolidated Entities shall not:

(a)  Funded Debt to EBITDAR Ratio. Permit its ratio of (A) total liabilities, plus the net present value of payments under operating leases at a discount rate of seven percent (7%), but excluding (1) accounts arising from the purchase of goods and services in the ordinary course of business, (2) accrued expenses or losses, and (3) deferred revenues or gains, to (B) net income, plus amortization expense, depreciation expense, interest expense, income tax expense, and rents and operating lease payments, less extraordinary gains and losses (collectively, “EBITDAR”), for the twelve (12) month period then ending, to be greater than (x) 3.25 to 1.00 as of the end of the fiscal quarter of Borrower ending on March 3, 2007, (y) 3.00 to 1.00 as of the end of the fiscal quarter of Borrower ending on June 2, 2007, and (z) 2.75 to 1.00 as of the end of the fiscal quarter of Borrower ending on August 31, 2007 and each fiscal quarter thereafter.

(b)  Fixed Charge Coverage Ratio. Permit its ratio of (A) net income before income tax expense, plus amortization expense, depreciation expense, interest expense, rent and operating lease payments, minus any distributions or dividends, for the twelve (12) month period then ending, to (B) prior period current maturities of long term debt and capital leases, interest expense, cash taxes paid, rent and operating lease payments, for the same such period, to be less than (x) 1.30 to 1.00 as of the end of the fiscal quarter of Borrower ending on March 3, 2007, (y) 1.35 to 1.00 as of the end of the fiscal quarter of Borrower ending on June 2, 2007, and (z) 1.50 to 1.00 as of the end of the fiscal quarter of Borrower ending on August 31, 2007 and each fiscal quarter thereafter.

(c)  Capital Expenditures. Make Capital Expenditures, exclusive of curriculum development costs, in excess of (i) $11,000,000.00 for Borrower’s fiscal year ending on August 31, 2007 and (ii) $8,000,000.00 for each fiscal year of Borrower thereafter.

(d)  Minimum Net Worth. Permit its Net Worth to be less than ONE HUNDRED THIRTY-THREE MILLION AND NO/100 DOLLARS ($133,000,000.00); provided, however, the Consolidated Entities’ Net Worth may be less than such amount if Lender determines that the Consolidated Entities’ Net Worth has decreased to an amount less than $133,000,000.00 as a result of Borrower’s purchase of its outstanding common or preferred stock. As used in this Section 6.8(d), the term “Net Worth” means the Consolidated Entities’ total assets less total liabilities, in each case as determined in accordance with GAAP.

Such covenant or any computations required to determine or test compliance with such covenant may be made by Lender at any time or times and in its sole and absolute discretion based on information available to Lender.

6.9  Representations and Warranties. Until repayment of the Note and all other obligations secured by the Security Agreement, the representations and warranties of Article 5 shall remain true and complete in all material respects.

6.10  Trade Names. Borrower and Guarantor shall promptly notify Lender in writing of any change in the legal, trade, or fictitious business names used by Borrower or Guarantor, or a change in the state of formation of Borrower or Guarantor, and shall, upon Lender’s request, authorize the preparation and filing of any additional financing statements and/or execute or cause to be executed any other certificates or documents necessary to reflect the change in legal, trade, or fictitious business names, or a change in state of formation.

6.11  Intentionally Omitted.

6.12  Notice of Litigation, Material Adverse Change or Event of Default. Borrower will give, or cause to be given, prompt written notice to Lender of (a) any action or proceeding which is instituted by or against Borrower or Guarantor in any federal or state court, or before any commission or other regulatory body, federal, state or local, foreign or domestic, or any such proceedings which are threatened in writing against Borrower or Guarantor which, if adversely determined, would result in a Material Adverse Change, (b) any other action, event, or condition of any nature which would result in a Material Adverse Change, and (c) any actions, proceedings, or written notices adversely affecting the Collateral, or Lender’s or Collateral Agent’s interest therein, except to the extent any such action, proceeding or notice would not result in a Material Adverse Change, and (d) the occurrence of an Event of Default.

6.13  Intentionally Omitted.

6.14  Maintenance of Business. Borrower and Guarantor shall maintain and preserve all rights and franchises material to their respective businesses.

6.15  Material Agreements. Unless such actions would not result in a Material Adverse Change, Borrower shall not make, consent to, or permit any alteration, amendment, modification, release, waiver or termination of any material agreement to which it is a party without the prior written consent of Lender, which consent will not be unreasonably withheld or delayed.

6.16  Right of Entry. Lender or Collateral Agent shall have the right, upon reasonable prior notice, to enter upon any portion of the premises where any Collateral may be located to verify compliance with the Loan Documents.

6.17  Transfer of Assets. Unless such action would result in a Material Adverse Change (without taking into consideration subsections (iii) and (iv) of the definition of Material Adverse Change), Borrower and Guarantor may sell, convey, transfer, assign or dispose of any properties or assets, or any right, title or interest therein, or any part thereof, or enter into any lease covering all or any portion thereof or an undivided interest therein, either voluntarily, involuntarily, or otherwise; provided, however, that neither Borrower nor Guarantor shall sell, transfer, lease, or otherwise dispose of all or any substantial part of the assets, business, operations, or property of Borrower or Guarantor, other than such a sale, transfer, lease or disposition to Borrower or another Guarantor.

6.18  Dividends and Other Distributions. The Consolidated Entities may directly or indirectly declare or pay dividends to its shareholders, members, partners or others on or on account of any shares, membership interests, partnership interests or other securities of any of the Consolidated Entities, so long as no Event of Default has occurred and is continuing or would occur as a result of such declaration or payment.

6.19  Change of Control. Without the prior written consent of Lender, which consent will not be unreasonably withheld or delayed, Borrower and Guarantor shall not cause, permit or suffer any Change of Control to occur.

6.20  Loans, Investments, Guaranties, Subordinations. From and after the date hereof, unless an Event of Default has occurred and is continuing or would occur as a result of such action, and provided that at any time the amounts involved do not exceed $1,000,000 in any individual case or $5,000,000 in the aggregate, the Consolidated Entities may, directly or indirectly (a) make loans or advances to other Persons, (b) purchase or otherwise acquire capital stock or other securities of other Persons, limited liability company interests or partnership interests in other Persons, or warrants or other options or rights to acquire capital stock or securities of other Persons or limited liability company interests or partnership interests in other Persons, (c) make capital contributions to other Persons, (d) otherwise invest in or acquire interests in other Persons, (e) guaranty or otherwise become obligated in respect of Indebtedness of other Persons, (f) subordinate claims against, or obligations of other Persons to, the Consolidated Entities to any other indebtedness of such Person, or (g) incur Indebtedness; provided, however, that, for the avoidance of doubt, (1) if an Event of Default has occurred and is continuing or would occur as a result of the taking of any of the foregoing actions, or if the amounts involved exceed the caps specified in this Section, the Consolidated Entities may not do or take any of the actions listed in this Section without the prior written consent of Lender and (2) (A) the line of credit in the maximum principal amount of £100,000.00 incurred by Franklin Covey Europe, Ltd., (B) the line of credit in the maximum principal amount of CAN$500,000.00 incurred by Franklin Covey Canada, Ltd., and (C) the mortgage loan in the maximum principal amount of CAN$895,253.00 incurred by Franklin Covey Canada, Ltd., in each case incurred prior to and outstanding as of the Closing Date (and any refinance thereof up to the amounts stated in the foregoing clauses (A), (B) and (C)) shall not be subject to the caps specified in this Section. Notwithstanding the foregoing, the prior written consent of Lender shall not be required for (y) intercompany transactions between or among the Consolidated Entities or (z) unsecured trade payables incurred by the Consolidated Entities in the ordinary course of business.

6.21  Acquisition of All or Substantially All Assets. Unless an Event of Default has occurred and is continuing or would occur as a result of such action, and provided that the amounts involved do not exceed $1,000,000 in any individual case or $5,000,000 in the aggregate, Borrower and Guarantor may, directly or indirectly, acquire by purchase, lease, or otherwise all or substantially all of the assets of any other Person; provided, however, that, for the avoidance of doubt, (1) if an Event of Default has occurred and is continuing or would occur as a result of the taking of any of the foregoing actions, or if the amounts involved exceed the caps specified in this Section, Borrower or Guarantor may not do or take any of the actions listed in this Section without the prior written consent of Lender and (2) the amounts of any transactions entered into by any of the Consolidated Entities within sixty (60) days prior to the Closing Date shall be subject to the caps specified in this Section.

6.22  Government Regulation. Borrower shall not (a) be or become subject at any time to any law, regulation, or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits Lender from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, or (b) fail to provide documentary and other evidence of Borrower’s identity as may be requested by Lender at any time to enable Lender to verify Borrower’s identity or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

6.23  Intentionally Omitted.

6.24  Disposition of Franklin Covey Mexico. The sale of Franklin Covey Mexico (whether by asset sale, merger, or otherwise) shall have closed no later than the date which is nine (9) months after the Closing Date. Borrower agrees that if the foregoing has not occurred by such date, Borrower shall cause Franklin Covey Mexico to guaranty the Loan and to pledge all of its assets to Lender as security for such guaranty, and to deliver to Lender the equivalent of such agreements, documents, instruments, certificates and information as have been required to be delivered by each Guarantor as of the date hereof under any of the Loan Documents.

6.25  Additional Guarantors. Upon the formation of any domestic Subsidiary of Borrower, Borrower shall cause such Subsidiary to be added as a Guarantor under the Guaranty.

ARTICLE 7

EVENTS OF DEFAULT AND REMEDIES

7.1  Events of Default. The occurrence of any one or more of the following shall constitute an Event of Default under this Agreement:

(a)  Failure by Borrower or Guarantor to pay any monetary amount within ten (10) days of the date when due under any Loan Document.

(b)  Failure by Borrower or Guarantor to perform or comply with the provisions of Sections 6.2, 6.6, 6.7, 6.8, 6.10, 6.17, 6.18, 6.19, 6.20, 6.21, or 6.24.

(c)  Except as otherwise provided in this Section 7.1, any failure by Borrower or Guarantor to perform any obligation not involving the payment of money, or to comply with any other term or condition applicable to Borrower or Guarantor under any Loan Document and the expiration of thirty (30) days after written notice of such failure by Lender to Borrower or Guarantor.

(d)  The occurrence of a Material Adverse Change.

(e)  Any representation or warranty by Borrower or Guarantor in any Loan Document is materially false, incorrect, or misleading as of the date made.

(f)  Borrower or Guarantor (i) is unable or admits in writing Borrower’s or Guarantor’s inability to pay Borrower’s or Guarantor’s monetary obligations as they become due, (ii) fails to pay when due any monetary obligation, whether such obligation be direct or contingent, to any person in excess of $1,000,000, unless such obligation is being contested in good faith by Borrower or Guarantor, as determined by Lender in its reasonable discretion, (iii) makes a general assignment for the benefit of creditors, or (iv) applies for, consents to, or acquiesces in, the appointment of a trustee, receiver, or other custodian for Borrower or Guarantor or the property of Borrower or Guarantor or any part thereof, or in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is appointed for Borrower or Guarantor or the property of Borrower or Guarantor or any part thereof, and such appointment is not discharged within sixty (60) days.

(g)  Commencement of any case under the Bankruptcy Code, Title 11 of the United State Code, or commencement of any other bankruptcy arrangement, reorganization, receivership, custodianship, or similar proceeding under any federal, state, or foreign Requirements of Law by or against Borrower or Guarantor and with respect to any such case or proceeding that is involuntary, and such case or proceeding is not dismissed with prejudice within sixty (60) days of the filing thereof.

(h)  A final judgment or decree for monetary damages or a monetary fine or penalty (not subject to appeal or as to which the time for appeal has expired) is entered against Borrower or Guarantor by any Government Authority, which together with the aggregate amount of all other such judgments or decrees against Borrower or Guarantor that remain unpaid or that have not been discharged or stayed, exceeds $250,000, and such judgment or decree is not paid and discharged or stayed or appealed within thirty (30) days after the entry thereof.

(i)  The dissolution of Borrower or Guarantor or the commencement of any action or proceeding which seeks as one of its remedies the dissolution of Borrower or Guarantor.

(j)  All or any material part of the Collateral of Borrower or Guarantor is attached, levied upon, or otherwise seized by legal process, and such attachment, levy, or seizure is not quashed, stayed, or released within twenty (20) days of the date thereof.

(k)  The occurrence of any Transfer, unless Lender delivers to Borrower its prior written consent to such Transfer.

(l)  Guarantor shall take any action to repudiate its Guaranty, or the Guaranty shall otherwise cease to be in full force and effect.

(m)  The occurrence of any default and the failure to cure such default during applicable cure periods, if any, or an Event of Default, as such term is defined in any other Loan Document.

(n)  Any failure, breach or default under the Other Loans, it being the intention and agreement of Lender and Borrower to cross-default the Loan and the Other Loans.

(o)  The occurrence or existence of any default, event of default or other similar condition or event (however described) with respect to a Swap Agreement.

7.2  Remedies.

(a)  Notwithstanding any provision to the contrary herein or in any of the other Loan Documents, upon the happening, and during the continuance, of any Event of Default under this Agreement, Lender’s obligation to make Advances or to issue Letters of Credit shall abate and Lender shall, at its option, have the remedies provided herein and in any other Loan Document, including, without limitation, the option to declare all outstanding indebtedness to be immediately due and payable without presentment, demand, protest or notice of any kind, and the following remedies: (i) Lender may, at its option, apply any of Borrower’s or Guarantor’s funds in its possession to the outstanding indebtedness under the Note whether or not such indebtedness is then due; (ii) Lender or Collateral Agent may exercise all rights and remedies available to them under any or all of the Loan Documents; and (iii) Lender shall have the right to perform Borrower’s obligations under this Agreement. All sums expended by Lender or Collateral Agent for such purposes shall be deemed to have been disbursed to and borrowed by Borrower and evidenced by the Note and secured by the Security Agreement.

(b)  Borrower hereby constitutes and appoints Lender, or an independent contractor selected by Lender, during the continuance of an Event of Default, as its true and lawful attorney-in-fact with full power of substitution for the purposes of performance of Borrower’s obligations under this Agreement in the name of Borrower. It is understood and agreed that the foregoing power of attorney shall be deemed to be a power coupled with an interest which cannot be revoked until repayment of the Loan.

(c)  In addition to any other rights and remedies of Lender, if an Event of Default exists and is continuing, Lender is authorized at any time and from time to time during the continuance of the Event of Default, without prior notice to Borrower (any such notice being waived by Borrower to the fullest extent permitted by law) to set-off and apply any and all deposits or deposit accounts (general or special, time or demand, provisional or final) at any time held by Lender to or for the credit or the account of Borrower against any and all obligations of Borrower under the Loan Documents, now or hereafter existing, irrespective of whether or not Lender shall have made demand under this Agreement or any other Loan Document and although such amounts owed may be contingent or unmatured. If Lender exercises such setoff right, Lender exercising such right agrees promptly to notify Borrower after any such setoff and application made by Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application.

ARTICLE 8

MISCELLANEOUS

8.1  Assignment. Borrower shall not assign any of its rights under this Agreement.

8.2  Notices. All notices, requests, demands and consents to be made hereunder to the parties hereto shall be in writing and shall be delivered by hand or sent by registered mail or certified mail, postage prepaid, return receipt requested (except for any notice address which is a post office box, in which case notice may be given by first class mail), through the United States Postal Service to the addresses shown below, or such other address which the parties may provide to one another in accordance herewith. Such notices, requests, demands and consents, if sent by mail, shall be deemed given two (2) Business Days after deposit in the United States mail, and if delivered by hand, shall be deemed given when delivered.

To Lender:          Zions First National Bank
10 East South Temple, Suite 200
Salt Lake City, Utah 84133
Attn: Donald Rands

with a copy to:    Callister Nebeker & McCullough
10 East South Temple, Suite 900
Salt Lake City, Utah 84133
Attn: Bradley E. Morris, Esq.

To Borrower:        Franklin Covey Co.
2200 West Parkway Blvd.
Salt Lake City, Utah 84119
Attn: Richard Putnam

with a copy to:    Dorsey & Whitney LLP
170 South Main Street, Suite 900
Salt Lake City, Utah 84101
Attn: Nolan S. Taylor, Esq.

8.3  Intentionally Omitted.

8.4  Inconsistencies with the Loan Documents. In the event of any inconsistencies between the terms of this Agreement and any terms of any of the Loan Documents, the terms of this Agreement shall govern and prevail.

8.5  No Waiver. No waiver by Lender of any Event of Default or conditions or covenants contained herein (including, without limitation, with respect to the making of Advances) shall extend to any subsequent or other Event of Default or conditions or covenants contained herein or impair any consequence of such subsequent Event of Default or conditions or covenants contained herein.

8.6  Lender Approval of Instruments and Parties. All proceedings taken in accordance with transactions provided for herein, and all surveys, appraisals, and documents required or contemplated by this Agreement and the persons responsible for the execution and preparation thereof shall be satisfactory to and subject to approval by Lender. Lender’s counsel shall be provided with copies of all documents which they may reasonably request in connection with the Agreement.

8.7  Lender Determination of Facts. Lender shall at all times be free to establish independently, to its satisfaction, the existence or nonexistence of any fact or facts, the existence or nonexistence of which is a condition of this Agreement.

8.8  Incorporation of Preamble, Recitals and Exhibits. The preamble, recitals, and exhibits hereto are hereby incorporated into this Agreement.

8.9  Payment of Expenses. Borrower shall pay or cause to be paid all taxes and assessments and all expenses, charges, costs, and fees provided for in this Agreement or relating to the Loan or the Collateral, including, without limitation, any fees incurred for recording or filing any of the Loan Documents, fees of any consultants, reasonable fees and expenses of Lender’s or Collateral Agent’s counsel in negotiating, documenting, administering and enforcing the Loan, whether prior to or after the Closing Date, documentation and processing fees, printing, photostating and duplicating expenses, air freight charges, escrow fees, costs of inspections of the Collateral, and premiums of hazard insurance policies and surety bonds. Borrower hereby authorizes Lender to disburse the proceeds of the Loan to pay such expenses, charges, costs, and fees notwithstanding that Borrower may not have requested a disbursement of such amount. Lender may make such disbursements notwithstanding the fact that the Loan is not “in balance” or that Borrower is in default under the terms of this Agreement or any other Loan Document. Such disbursement shall be added to the outstanding principal balance of the Note. The authorization hereby granted shall be irrevocable, and no further direction or authorization from Borrower shall be necessary for Lender to make such disbursements. However, the provision of this Section 8.9 shall not prevent Borrower from paying such expense, charges, costs, and fees from its own funds. All such expenses, charges, costs, and fees shall be Borrower’s obligation regardless of whether or not Borrower has requested and met the conditions for an Advance. The obligations on the part of Borrower under this Section 8.9 shall survive the closing of the Loan and the repayment thereof. Borrower hereby authorizes Lender, in its sole and absolute discretion, to pay such expenses, charges, costs, and fees at any time by a disbursement of the Loan.

8.10  Disclaimer by Lender. Lender shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, or any other party for services performed or materials supplied in connection with the Collateral. Neither Lender nor Collateral Agent shall be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Collateral. Borrower is not and shall not be an agent of Lender or Collateral Agent for any purpose. Neither Lender nor Collateral Agent is a joint venture partner with Borrower in any manner whatsoever. Prior to default by Borrower under this Agreement and the exercise of remedies granted herein, neither Lender nor Collateral Agent shall be deemed to be in privity of contract with any contractor or provider of services to the Collateral, nor shall any payment of funds directly to a contractor, subcontractor, or provider of services be deemed to create any third party beneficiary status or recognition of same by Lender or Collateral Agent. Approvals granted by Lender or Collateral Agent for any matters covered under this Agreement shall be narrowly construed to cover only the parties and facts identified in any written approval or, if not in writing, such approvals shall be solely for the benefit of Borrower.

8.11  Indemnification. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER AGREES TO PROTECT, INDEMNIFY, DEFEND AND SAVE HARMLESS LENDER OR COLLATERAL AGENT, THEIR DIRECTORS, OFFICERS, AGENTS, ATTORNEYS, AND EMPLOYEES FOR, FROM, AND AGAINST ANY AND ALL LIABILITY, EXPENSE, OR DAMAGE OF ANY KIND OR NATURE AND FOR, FROM, AND AGAINST ANY SUITS, CLAIMS, OR DEMANDS, INCLUDING REASONABLE ATTORNEY’S FEES AND EXPENSES ON ACCOUNT OF ANY MATTER OR THING OR ACTION, WHETHER IN SUIT OR NOT, ARISING OUT OF THIS AGREEMENT, OR IN CONNECTION HEREWITH, EXCLUDING HOWEVER, ANY MATTERS ARISING OUT OF AN INDEMNIFIED PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OR ANY MATTERS ARISING AFTER EITHER OF LENDER OR COLLATERAL AGENT HAS TAKEN TITLE TO OR POSSESSION OF THE COLLATERAL. Upon receiving knowledge of any suit, claim, or demand asserted by a third party that Lender or Collateral Agent believes is covered by this indemnity, Lender or Collateral Agent, as the case may be, shall give Borrower notice of the matter and an opportunity to defend it, at Borrower’s sole cost and expense, with legal counsel satisfactory to Lender or Collateral Agent, as the case may be. Lender or Collateral Agent, as the case may be, may also require Borrower to so defend the matter. The obligations on the part of Borrower under this Section 8.11 shall survive the closing of the Loan and the repayment thereof.

8.12  Titles and Headings. The headings at the beginning of each section of this Agreement are solely for convenience and are not part of this Agreement. Unless otherwise indicated, each reference in this Agreement to a section or an exhibit is a reference to the respective section herein or exhibit hereto.

8.13  Number and Gender. In this Agreement the singular shall include the plural and the masculine shall include the feminine and neuter gender and vice versa, if the context so requires.

8.14  Brokers. Borrower and Lender represent to each other that neither of them knows of any brokerage commissions or finders’ fee due or claimed with respect to the transaction contemplated hereby. Borrower and Lender shall indemnify and hold harmless the other party for, from and against any and all loss, damage, liability, or expense, including costs and reasonable attorney fees, which such other party may incur or sustain by reason of or in connection with any misrepresentation by the indemnifying party with respect to the foregoing.

8.15  Change, Discharge, Termination, or Waiver. No provision of this Agreement may be changed, discharged, terminated, or waived except in writing signed by the party against whom enforcement of the change, discharge, termination, or waiver is sought. No failure on the part of Lender to exercise, and no delay by Lender in exercising, any right or remedy under the Loan Documents or under the law shall operate as a waiver thereof.

8.16  Choice of Law. THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF UTAH WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS MAY BE TRIED AND LITIGATED IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF SALT LAKE, STATE OF UTAH OR, IN ANY OTHER COURT IN WHICH A PARTY SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND LENDER WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ANY STATE OR FEDERAL COURT LOCATED IN THE COUNTY OF SALT LAKE, STATE OF UTAH.

8.17  Disbursements in Excess of Loan Amount. In the event the total disbursements by Lender exceed the amount of the Loan, to the extent permitted by the laws of the State of Utah, the total of all disbursements shall be secured by the Collateral. All other sums expended by Lender pursuant to this Agreement or any other Loan Documents shall be deemed to have been paid to Borrower and shall be secured by, among other things, the Collateral.

8.18  Participations; Assignments. Lender shall have the right at any time to sell, assign, transfer, negotiate, or grant participations in all or any part of the Loan or the Note to one or more participants. Borrower hereby acknowledges and agrees that any such disposition will give rise to a direct obligation of Borrower to each such participant. Lender may at any time, without the consent of Borrower, assign all or any portion of its rights under this Agreement and the Note to a Federal Reserve Bank. Borrower shall have the right, without any obligation to pay the Early Termination Fee, to terminate the Loan prior to the Maturity Date within ninety (90) days after receiving written notice from Lender that it intends to assign or grant participations in the Loan, provided that Borrower otherwise complies with the requirements of Section 2.6(c) hereof.

8.19  Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original, but all such counterparts together shall constitute but one agreement. Borrower and Lender agree and acknowledge that facsimile signature pages will be acceptable and shall be conclusive evidence of execution of any Loan Document, resolution or other agreement relating to the Loan.

8.20  Time is of the Essence. Time is of the essence of this Agreement.

8.21  Attorneys’ Fees. Borrower agrees to pay all costs of administration, enforcement and collection and preparation for any Event of Default or any action taken by Lender or Collateral Agent (including, without limitation, reasonable attorney’s fees), whether or not any action or proceeding is brought (including, without limitation, all such costs incurred in connection with any bankruptcy, receivership, or other court proceedings (whether at the trial or appellate level)), together with interest thereon from the date of demand at the Default Interest Rate.

8.22  Jury Waiver. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

8.23  Waiver of Special Damages. TO THE EXTENT PERMITTED BY APPLICABLE LAW, BORROWER SHALL NOT ASSERT, AND HEREBY WAIVES, ANY CLAIM AGAINST LENDER, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS, THE LOAN OR THE USE OF THE PROCEEDS THEREOF.

8.24  MISCELLANEOUS WAIVERS. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY LENDER. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (EACH, A “PROCEEDING”), BORROWER IRREVOCABLY (A) SUBMITS TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS HAVING JURISDICTION IN THE CITY OF SALT LAKE, COUNTY OF SALT LAKE AND STATE OF UTAH, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN ANY UTAH STATE OR UNITED STATES COURT SITTING IN THE CITY OF SALT LAKE AND COUNTY OF SALT LAKE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

8.25  Integration. The Loan Documents contain the complete understanding and agreement of Borrower and Lender and supersede all prior representations, warranties, agreements, arrangements, understandings, and negotiations. PURSUANT TO UTAH CODE ANNOTATED SECTION 25-5-4, BORROWER IS NOTIFIED THAT THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY ALLEGED PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

8.26  Binding Effect. The Loan Documents will be binding upon, and inure to the benefit of, Borrower and Lender and their respective successors and assigns. Borrower may not delegate its obligations under the Loan Documents.

8.27  Survival. The representations, warranties, and covenants of Borrower and the Loan Documents shall survive the execution and delivery of the Loan Documents and the making of the Loan.

8.28  Exchange of Information. Borrower agrees that Lender may exchange financial information about Borrower and Guarantor with its affiliates and other related entities, its participants and prospective participants, and purchasers or potential purchasers of the Loan. Borrower agrees that Lender may at any time sell, assign, or transfer one or more interests or participations in all or any part of its rights or obligations in and to this Agreement and the other Loan Documents to one or more purchasers whether or not related to or affiliated with Lender. Borrower hereby authorizes Lender, at its sole discretion and without notice to or consent of Borrower or Guarantor, to disclose to Chase or Collateral Agent on a confidential basis any information, financial or otherwise, which it may possess concerning Borrower or Guarantor.

8.29  Regulation FD. Lender acknowledges that it is aware, and Lender will advise its directors, officers, employees, agents and advisors (collectively, “Representatives”) who are informed as to the matters which are the subject of this Agreement, that the United States securities laws prohibit any Person who has received from an issuer material, non-public information concerning such issuer from purchasing or selling securities of such issuer or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell securities. Lender further agrees that it will keep, and it will advise its Representatives of its obligations to keep, confidential any material non-public information disclosed to Lender by Borrower or any Person acting on Borrower’s behalf. This Section 8.29 is a confidentiality agreement for purposes of Regulation FD promulgated under the Securities Exchange Act of 1934.

8.30  USA PATRIOT ACT NOTIFICATION. Required Notice:

USA PATRIOT ACT. The Lender hereby notifies Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and other information that will allow Lender to identify Borrower in accordance with the Act.

8.31  Exhibits and Schedules. The following exhibits and schedules to this Agreement are fully incorporated herein as if set forth at length:

Exhibit A - Form of Covenant Compliance Certificate
Exhibit B - Form of Request for Advance
Schedule 5.2(d) - Subsidiaries
Schedule 5.5 - Litigation
Schedule 5.6 - Existing Liens and Encumbrances
Schedule 5.20 - Management Loan Program

ARTICLE 9

COLLATERAL RELEASES

9.1  Full Release. Unless either of Lender or Collateral Agent otherwise consents in writing, the Collateral or any part thereof shall not be released from the Lien and Encumbrance of the Security Agreement until all Indebtedness and Obligations of Borrower and Guarantor under the Loan Documents have been indefeasibly paid and performed in full.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Lender and Borrower have caused this Agreement to be duly executed and delivered as of the date first above written.

FRANKLIN COVEY CO.
a Utah corporation
By:	/s/ RICHARD PUTNAM
Name: Richard Putnam
Title: Treasurer and Vice President of Investor Relations "Borrower"

ZIONS FIRST NATIONAL BANK
a national banking association
By:	/s/ DONALD RANDS
Name: Donald Rands
Title: Vice Presient "Lender"

EXHIBIT A

FORM OF COVENANT COMPLIANCE CERTIFICATE

COVENANT COMPLIANCE CERTIFICATE

To: Zions First National Bank
10 East South Temple, Suite 200
Salt Lake City, Utah 84133

For the [Quarter/Fiscal Year] Ending: _______________, 20___ (the “Reporting Period”).

FRANKLIN COVEY CO., a Utah corporation (“Borrower”), makes this certification to ZIONS FIRST NATIONAL BANK, a national banking association (“Lender”), under that certain Revolving Line of Credit Agreement dated March 14, 2007 (the “Loan Agreement”) by and between Borrower and Lender. Capitalized terms used herein without definition shall have the meanings given to such terms in the Loan Agreement.

The undersigned hereby certifies to Lender that as reported on the most recent financial statements described below and submitted herewith to Lender, Borrower is in full and compliance with each and every financial covenant set forth in the Loan Agreement and each other covenant set forth in the Loan Agreement. The financial covenant requirements compared to the actual results are determined to be as follows, which results are further described on the Line of Credit Covenant Calculations set forth on Schedule 1 attached hereto, each of which Borrower certifies to be true and correct:

Funded Debt to EBITDAR Ratio Covenant. The Consolidated Entities shall not permit its ratio of (A) total liabilities, plus the net present value of operating leases at a discount rate of seven percent (7%), but excluding (1) accounts arising from the purchase of goods and services in the ordinary course of business, (2) accrued expenses or losses, and (3) deferred revenues or gains, to (B) net income, plus amortization expense, depreciation expense, interest expense, income tax expense, and rents and operating lease payments, less extraordinary gains and losses (collectively, “EBITDAR”), for the twelve (12) month period then ending, to be greater than (x) 3.25 to 1.00 as of the end of the fiscal quarter of Borrower ending on March 3, 2007, (y) 3.00 to 1.00 as of the end of the fiscal quarter of Borrower ending on June 2, 2007, and (z) 2.75 to 1.00 as of the end of the fiscal quarter of Borrower ending on August 31, 2007 and each fiscal quarter thereafter.

Maximum Ratio for Reporting Period:

Actual Ratio for Reporting Period:

In Compliance: Yes ☐ No ☐

Fixed Charge Coverage Ratio Covenant. The Consolidated Entities shall not permit its ratio of (A) net income before income tax expense, plus amortization expense, depreciation expense, interest expense, rent and operating lease payments, minus any distributions or dividends, for the twelve (12) month period then ending, to (B) prior period current maturities of long term debt and capital leases, interest expense, cash taxes paid, rent and operating lease payments, for the same such period, to be less than (x) 1.30 to 1.00 as of the end of the fiscal quarter of Borrower ending on March 3, 2007, (y) 1.35 to 1.00 as of the end of the fiscal quarter of Borrower ending on June 2, 2007, and (z) 1.50 to 1.00 as of the end of the fiscal quarter of Borrower ending on August 31, 2007 and each fiscal quarter thereafter.

Maximum Ratio for Reporting Period =

Actual Ratio for Reporting Period =

In Compliance: Yes ☐ No ☐

Capital Expenditures Covenant. The Consolidated Entities shall not make Capital Expenditures, exclusive of curriculum development costs, in excess of (i) $11,000,000.00 for Borrower’s fiscal year ending on August 31, 2007 and (ii) $8,000,000.00 for each fiscal year of Borrower thereafter.

Maximum Capital Expenditures for Reporting Period:	$

Actual Capital Expenditures for Reporting Period:	$

In Compliance: Yes ☐ No ☐

Minimum Net Worth Covenant. The Consolidated Entities shall not permit its Net Worth to be less than ONE HUNDRED THIRTY-THREE MILLION AND NO/100 DOLLARS ($133,000,000.00); provided, however, the Consolidated Entities’ Net Worth may be less than such amount if Lender determines that the Consolidated Entities’ Net Worth has decreased to an amount less than $133,000,000.00 as a result of Borrower’s purchase of its outstanding common or preferred stock. As used in Section 6.8(d) of the Loan Agreement, the term “Net Worth” means the Consolidated Entities’ total assets less total liabilities, in each case as determined in accordance with GAAP.

Minimum Net Worth as of End of Reporting Period:	$

Actual Net Worth as of End of Reporting Period:	$

In Compliance: Yes ☐ No ☐

In addition, the undersigned certifies to Lender that, during the period covered by the financial statements and through the date of this Certification:

A. No Event of Default has occurred and is continuing.

B. Borrower has not pledged any of its assets except as permitted in the Loan Agreement.

C. There has been no change in GAAP or in the application thereof to the Consolidated Entities’ financial statements since the date of the audited financial statements referred to in Section 6.7 of the Loan Agreement which were last delivered to Lender.

Dated as of _______________, 20___.

Very truly yours,

FRANKLIN COVEY CO.
a Utah corporation
By:
Name:
Title:

SCHEDULE 1
TO COVENANT COMPLIANCE CERTIFICATE

LINE OF CREDIT COVENANT CALCULATIONS

EXHIBIT B

FORM OF REQUEST FOR ADVANCE

[insert date]

Zions First National Bank
10 East South Temple, Suite 200
Salt Lake City, Utah 84133

Request for Advance No.:_____________________

Ladies/Gentlemen:

Reference is made to the Revolving Line of Credit Agreement dated as of March 14, 2007 (the “Loan Agreement”) between FRANKLIN COVEY CO., a Utah corporation (“Borrower”), and ZIONS FIRST NATIONAL BANK, a national banking association (“Lender”). Capitalized terms used but not otherwise defined herein shall have the meaning given them in the Loan Agreement.

In accordance with Section 2.2(a) of the Loan Agreement, the undersigned Borrower hereby requests that Lender make an Advance to us in the amount of $____________________. Borrower hereby certifies, as of the date hereof and as of the date the Advance requested hereby is made, that:

(a) no Event of Default has occurred and is continuing nor will an Event of Default occur after giving effect to such Advance as a result of such Advance;

(b) each of the representations and warranties made by Borrower in or pursuant to the Loan Documents is true and correct in all material respects on and as of such date as if made on and as of the date hereof (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(c) Borrower has satisfied all conditions precedent and all other requirements for the Advance of the funds requested herein as provided in the Loan Agreement and other Loan Documents.

Very truly yours,

FRANKLIN COVEY CO.
a Utah corporation
By:
Name:
Title:

SCHEDULE 5.2(d)

SUBSIDIARIES

Franklin Covey Proprietary Limited (Queensland Australia)
Franklin Covey Middle East W.L.L. (Bahrain -- Dormant)
Franklin Covey Brasil Ltda. (Brazil)
Franklin Covey Canada, Ltd. (a Canadian corporation)
Franklin Covey Ireland Limited (Ireland -- Dormant)
Franklin Covey Japan Co. Ltd. (Japan)
Franklin Covey Europe, Ltd. (England, Wales)
Franklin Covey de Mexico S. de R.L. de C.V. (Mexico)
100%
FRANKLIN COVEY CO (FNQ-001) UTAH
100%
FRANKLIN COVEY PRODUCT SALES, INC. (FPS-002) UTAH
100%
FRANKLIN COVEY CLIENT SALES, INC. (FCS-003) ALL STATES
100%
FRANKLIN DEVELOPMENT CORPORATION (FDC-070) UTAH
100%
FRANKLIN COVEY CATALOG SALES, INC. (CAT-004) UTAH
100%
FRANKLIN COVEY PRINTING, INC. (FCP-071) UTAH
100%
FRANKLIN COVEY TRAVEL, INC. (TVL-006) UTAH
100%
FRANKLIN COVEY MEXICO, INC. UTAH
99%
1%
FRANKLIN COVEY SERVICES, L.L.C. UTAH
99%
1%
FRANKLIN COVEY MARKETING, LTD. (005) IN, MI, TX

SCHEDULE 5.5

LITIGATION

epicRealm Licensing, LLC v. Franklin Covey Co., et al., Case No. 2:05-CV-00356-DF-CMC in the United States District Court for the Eastern District of Texas, Marshall Division (has been consolidated with Case No. 2:05-CV-00163-DF-CMC). In August 2005, epicRealm Licensing, LLC (epicRealm) filed an action against Borrower for patent infringement. The action alleges that Borrower infringed upon two of epicRealm’s patents that cover systems and methods for managing dynamic Web page generation requests from clients to a Web server that in turn uses a page server to generate a dynamic Web page using content retrieved from a data source. Borrower denies the patent infringement and believes that the epicRealm claims are invalid. This litigation is currently in the discovery phase and Borrower intends to vigorously defend the matter.

SCHEDULE 5.6

EXISTING LIENS AND ENCUMBRANCES

Debtor	Secured Party	Collateral	Jurisdiction	Filing Date	Filing No.
Franklin Covey Corporation	Lease Operations	Equipment	Utah	04/10/2002	184734200241
Franklin Covey Company	Inter-tel Leasing, Inc.	Equipment	Utah	06/27/2002	191497200239
Franklin Covey Printing, Inc.	Heidelberg USA, Inc.	Equipment	Utah	10/30/2006	306412200696
Franklin Covey Company, Inc.	IOS Capital, LLC	Leased Equipment	Utah	10/31/2002	201520200221
Franklin Covey Printing, Inc.	Komori America Corporation	Equipment	Utah	01/10/2007	311178200706
Franklin Covey Co.	Zions First National Bank	Account #2918002 with Zions First National Bank	Utah	01/24/2007	312076200702

SCHEDULE 5.20

MANAGEMENT COMMON STOCK LOAN PROGRAM

During fiscal 2000, certain of our management personnel borrowed funds from an external lender, on a full-recourse basis, to acquire shares of our common stock. The loan program closed during fiscal 2001 with 3.825 million shares of common stock purchased by the loan participants for a total cost of $33.6 million, which was the market value of the shares acquired and distributed to loan participants. The Company initially participated on these management common stock loans as a guarantor to the lending institution. However, in connection with a new credit facility obtained during the fourth quarter of fiscal 2001, we acquired the loans from the external lender at fair value and are now the creditor for these loans. The loans in the management stock loan program historically accrued interest at 9.4 percent (compounded quarterly), are full-recourse to the participants, and were originally due in March 2005. Although interest accrues on the outstanding balance over the life of the loans, the Company ceased recording interest receivable (and related interest income) related to these loans during the third quarter of fiscal 2002. However, loan participants remain obligated to pay all accrued interest upon maturity of the loans.

In May 2004, our Board of Directors approved modifications to the terms of the management stock loans. While these changes had significant implications for most management stock loan program participants, the Company did not formally amend or modify the stock loan program notes. Rather, the Company chose to forego certain of its rights under the terms of the loans and granted participants the modifications described below in order to potentially improve their ability to pay, and the Company’s ability to collect, the outstanding balances of the loans. These modifications to the management stock loan terms applied to all current and former employees whose loans do not fall under the provisions of the Sarbanes-Oxley Act of 2002. Loans to the Company’s officers and directors (as defined by the Sarbanes-Oxley Act of 2002) were not affected by the approved modifications. During fiscal 2005 the Company collected $0.8 million, which represented payment in full, from an officer and members of the Board of Directors that were required to repay their loans on the original due date of March 30, 2005.

The May 2004 modifications to the management stock loan terms included the following:

Waiver of Right to Collect - The Company will waive its right to collect the outstanding balance of the loans prior to the earlier of (a) March 30, 2008, or (b) the date after March 30, 2005 on which the closing price of the Company’s stock multiplied by the number of shares purchased equals the outstanding principal and accrued interest on the management stock loans (the Breakeven Date).

Lower Interest Rate - Effective May 7, 2004, the Company prospectively waived collection of all interest on the loans in excess of 3.16 percent per annum, which was the “Mid-Term Applicable Federal Rate” for May 2004.

Use of the Company’s Common Stock to Pay Loan Balances - The Company may consider receiving shares of our common stock as payment on the loans, which were previously only payable in cash.

Elimination of the Prepayment Penalty - The Company will waive its right to charge or collect any prepayment penalty on the management common stock loans.

These modifications, including the reduction of the loan program interest rate, were not applied retroactively and participants remain obligated to pay interest previously accrued using the original interest rate. Also during fiscal 2005, our Board of Directors approved loan modifications for a former executive officer and a former director substantially similar to loan modifications previously granted to other loan participants in the management stock loan program as described above.

Prior to the May 2004 modifications, the Company accounted for the loans and the corresponding shares using a loan-based accounting model that included guidance found in SAB 102, Selected Loan Loss Allowance Methodology and Documentation Issues; SFAS No. 114, Accounting by Creditors for Impairment of A Loan - an Amendment of FASB Statements No. 5 and 15; and SFAS No. 5, Accounting for Contingencies. However, due to the nature of the May 2004 modifications, the Company reevaluated its accounting for the management stock loan program. Based upon guidance found in EITF Issue 00-23, Issues Related to the Accounting for Stock Compensation under APB Opinion No. 25 and FASB Interpretation No. 44, and EITF Issue 95-16, Accounting for Stock Compensation Agreements with Employer Loan Features under APB Opinion No. 25, we determined that the management common stock loans should be accounted for as non-recourse stock compensation instruments. While this accounting treatment does not alter the legal rights associated with the loans to the employees as described above, the modifications to the terms of the loans were deemed significant enough to adopt the non-recourse accounting model as described in EITF 00-23. As a result of this accounting treatment, the remaining carrying value of the notes and interest receivable related to financing common stock purchases by related parties, which totaled $7.6 million prior to the loan term modifications, was reduced to zero with a corresponding reduction in additional paid-in capital. Since the Company was unable to control the underlying management common stock loan shares, the loan program shares continued to be included in Basic earnings per share (EPS) following the May 2004 modifications.

We currently account for the management common stock loans as equity-classified stock option arrangements. Under the provisions of SFAS No. 123R, which we adopted on September 1, 2005, additional compensation expense will be recognized only if the Company takes action that constitutes a modification which increases the fair value of the arrangements. This accounting treatment also precludes us from reversing the amounts expensed as additions to the loan loss reserve, totaling $29.7 million, which were recognized in prior periods.

During fiscal 2006, the Company offered participants in the management common stock loan program the opportunity to formally modify the terms of their loans in exchange for placing their shares of common stock purchased through the loan program in an escrow account that allows the Company to have a security interest in the loan program shares. The key modifications to the management common stock loans for the participants accepting the fiscal 2006 offer are as follows:

Modification of Promissory Note - The management stock loan due date was changed to be the earlier of (a) March 30, 2013, or (b) the Breakeven Date as defined by the May 2004 modifications. The interest rate on the loans will increase from 3.16 percent compounded annually to 4.72 percent compounded annually.

Redemption of Management Loan Program Shares - The Company will have the right to redeem the shares on the due date in satisfaction of the promissory notes as follows:

•
On the Breakeven Date, the Company has the right to purchase and redeem from the loan participants the number of loan program shares necessary to satisfy the participant’s obligation under the promissory note. The redemption price for each such loan program share will be equal to the closing price of the Company’s common stock on the Breakeven Date.

•
If the Company’s stock has not closed at or above the breakeven price on or before March 30, 2013, the Company has the right to purchase and redeem from the participants all of their loan program shares at the closing price on that date as partial payment on the participant’s obligation.

The fiscal 2006 modifications were intended to give the Company a measure of control of the outstanding loan program shares and to facilitate payment of the loans should the market value of the Company’s stock equal the principal and accrued interest on the management stock loans. If a loan participant declines the offer to modify their management stock loan, their loan will continue to have the same terms and conditions that were previously approved in May 2004 by the Company’s Board of Directors and their loans will be due at the earlier of March 30, 2008 or the Breakeven Date. Consistent with the May 2004 modifications, stock loan participants will be unable to realize a gain on the loan program shares unless they pay cash to satisfy the promissory note obligation prior to the due date. As of the closing date of the extension offer, which was substantially completed in June 2006, management stock loan participants holding approximately 3,508,000 shares, or 94 percent of the remaining loan shares, elected to accept the extension offer and placed their management stock loan shares into the escrow account.

As a result of this modification, the Company reevaluated its accounting treatment regarding the loan shares and their inclusion in Basic EPS. Since the management stock loan shares held in the escrow account continue to have the same income participation rights as other common shareholders, the Company has determined that the escrowed loan shares are participating securities as defined by EITF 03-06, Participating Securities and the Two-Class Method under FASB Statement No. 128. As a result, the management loan shares will be included in the calculation of Basic EPS in periods of net income and excluded from Basic EPS in periods of net loss beginning in the fourth quarter of fiscal 2006, which was the completion of the escrow agreement modification.

As a result of these loan program modifications, the Company hopes to increase the total value received from loan participants; however, the inability of the Company to collect all, or a portion, of these receivables could have an adverse impact upon our financial position and future cash flows compared to full collection of the loans.